EXHIBIT 10.80

ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST

This Assignment of Limited Partnership Interest (this “Assignment”), dated as of January 7, 2012, is between PC Georgiopoulos Investment Group LLC, a limited liability company formed under the laws of the Republic of the Marshall Islands (“PCGIG”), and General Maritime Corporation, a corporation formed under the laws of the Republic of the Marshall Islands (“General Maritime”).

WHEREAS, PCGIG owns 490 Class B Units representing Class B limited partnership interests (the “Partnership Interest”) in OCM Marine Holdings TP, L.P., an exempted limited partnership formed under the laws of the Cayman Islands (the “Partnership”); and

WHEREAS, PCGIG desires to assign all of its right, title and interest in and to the Partnership Interest to General Maritime in accordance with the Exempted Limited Partnership Agreement of the Partnership dated March 29, 2011 (as amended, restated and/or otherwise modified to date, the “Partnership Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

1.             PCGIG hereby assigns all of its right, title and interest in, to and under the Partnership Interest to General Maritime and General Maritime hereby accepts all such right, title and interest.

2.             General Maritime hereby assumes all of the rights and obligations arising from such Partnership Interest, and by executing and delivering to the Partnership this Agreement, General Maritime hereby acknowledges that it has received a copy of the Partnership Agreement and has reviewed the Partnership Agreement with the assistance of counsel, and agrees to become a party to the Partnership Agreement, and shall accept and be subject to be bound by, and comply with the terms, conditions and provisions of, the Partnership Agreement as a Limited Partner thereunder, effective as of the date hereof.

3.             This Assignment shall be governed by and construed in accordance with the laws of the State of New York. Any legal action or proceeding in connection with this Assignment or the performance hereof may be brought in the state and federal courts located in the Borough of Manhattan, City, County and State of New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

PC GEORGIOPOULOS INVESTMENT GROUP LLC

		By:	/s/ Peter C. Georgiopoulos
		Name:	Peter C. Georgiopoulos
		Title:	Managing Member

GENERAL MARITIME CORPORATION

		By:	/s/ Jeffrey D. Pribor
		Name:	Jeffrey D. Pribor
		Title:	Executive Vice President and Chief Financial Officer

OCM Marine GP CTB, LTD., as the general partner of OCM Marine Holdings TP, L.P., does hereby acknowledge and consent to the assignment of the Partnership Interest to General Maritime and the admission to the Partnership of General Maritime as a substitute partner pursuant to Section 11 of the Partnership Agreement, effective as of the date first written above.

OCM Marine GP CTB, LTD., as general partner of OCM Marine Holdings TP, L.P.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President